UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        November 3, 2015
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

        (856) 505-8800
(Registrant's Telephone Number, including area code)

       N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On November 3, 2015, inTEST Corporation (the "Company") issued a press release and held a webcast conference call (as previously announced) regarding its financial results for the third quarter ended September 30, 2015. The Company's press release is furnished as Exhibit 99.1 and the textual representation of the conference call is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2015, Daniel J. Graham, Sr. Vice President and General Manager of the Mechanical and Electrical Products segment informed the Board of his decision to retire at the end of 2015. In addition, James Pelrin, Vice President and General Manager of the Thermal Products Segment was promoted to Executive Vice President, and his responsibilities will be expanded to include the Mechancial and Electrical Products segments.

Item 8.01.    Other Events.

On November 3, 2015, the Company issued a press release announcing the Company's adoption of a stock repurchase program. A copy of the press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

A list of the Exhibits which are required by Item 601 of Regulation S-K and furnished with this Report is set forth in the Exhibit Index immediately following the signature page, which Exhibit Index is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   November 5, 2015

Exhibit Index

99.1  Third Quarter 2015 Financial Results Press Release dated November 3, 2015
99.2  Textual representation of conference call
99.3  Stock Repurchase Program Press Release dated November 3, 2015